================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 1, 2006

                          VISHAY INTERTECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                     1-7416               38-1686453
    ----------------------------        ------------        -------------------
    (State or other jurisdiction        (Commission          (I.R.S. Employer
          of incorporation)             File Number)        Identification No.)

                   63 Lancaster Avenue
                    Malvern, PA 19355                          19355-2143
        ----------------------------------------               ----------
        (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number, including area code 610-644-1300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 7.01 - Regulation FD Disclosure

On November 1, 2006, Vishay Intertechnology, Inc. issued press releases announcing that it had reached an agreement to acquire International Rectifier Corporation's Power Control Systems business for approximately $290 million in cash. The agreement is subject to customary closing conditions, including obtaining all necessary governmental approvals and clearances, and finalization of certain documentation. Signing of definitive agreements is expected to take place by Friday, November 10, 2006, and the transaction is expected to close in February 2007. Copies of the press releases are furnished as Exhibits 99.1 and
99.2 to this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit No.    Description
-----------    ----------------------------------------------------------
99.1           Joint Vishay / International Rectifier press release dated
               November 1, 2006

99.2           Vishay press release dated November 1, 2006

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2006

                                            VISHAY INTERTECHNOLOGY, INC.

                                            By:    /s/ Richard N. Grubb
                                                   -----------------------------
                                            Name:  Richard N. Grubb
                                            Title: Executive Vice President and
                                                   Chief Financial Officer